EXHIBIT 5

                              COVINGTON & BURLING
                         1201 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20044
                                 (202) 662-6000

                                                                BRUSSELS
    LECONFIELD HOUSE                ---                   CORRESPONDENT OFFICE
     CURZON STREET         TELEAX: (202) 662-6291         44 AVENUE DES ARTS
     LONDON WIY BAS     TELEX: 89-593 (COVLING WSH)      BRUSSELS 1040 BELGIUM
        ENGLAND                CABLE: COVLING          TELEPHONE: 32-2-512-9890
TELEPHONE: 071-495-5655             ---                 TELEFAX: 32-2-502-1598
 TELEFAX: 071-495-3101   WRITER'S DIRECT DIAL NUMBER


                                                              December 21, 2000


Unigene Laboratories, Inc.
110 Little Falls Road
Fairfield, NJ 07004


         Re:  Unigene Laboratories, Inc.
              Form S-8 Registration Statement


Gentlemen:


         This opinion is being furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed on the date hereof by Unigene Laboratories, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 1,000,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). The shares of Common Stock being registered are issuable upon the exercise of stock options granted under the Company's 2000 Stock Option Plan (the "Plan").

         For purposes of this opinion, we have examined signed copies of the Registration Statement and the exhibits thereto. We also have examined and relied upon a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and copies of the Company's Bylaws and certain resolutions adopted by the Board of Directors of the Company, certified by the Secretary of the Company. We also have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed.

         In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

Unigene Laboratories, Inc.
December 21, 2000
Page 2


         Based on the foregoing, we are of the opinion that the shares of Common Stock being registered by the Registration Statement have been duly authorized and, when issued and sold by the Company in accordance with the terms of the Plan and the terms of the stock options granted thereunder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                                                     Very truly yours,

                                                     /s/  COVINGTON & BURLING

                                                     COVINGTON & BURLING